Third Quarter 2019 Earnings Call October 25, 2019 Exhibit 99.2

Terminology The terms “we,” “our,” “us,” “the Company,” “CSTR” and “CapStar” that appear in this presentation refer to CapStar Financial Holdings, Inc. and its wholly owned subsidiary, CapStar Bank. The terms “CapStar Bank,” “the Bank” and “our Bank” that appear in this presentation refer to CapStar Bank. Contents of Presentation Except as is otherwise expressly stated in this presentation, the contents of this presentation are presented as of the date on the front cover of this presentation. Market Data Market data used in this presentation has been obtained from government and independent industry sources and publications available to the public, sometimes with a subscription fee, as well as from research reports prepared for other purposes. Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. CSTR did not commission the preparation of any of the sources or publications referred to in this presentation. CSTR has not independently verified the data obtained from these sources, and, although CSTR believes such data to be reliable as of the dates presented, it could prove to be inaccurate. Forward-looking information obtained from these sources is subject to the same qualifications and the additional uncertainties regarding the other forward-looking statements in this presentation. Non-GAAP Disclaimer This presentation includes the following financial measures that have been prepared other than in accordance with generally accepted accounting principles in the United States (“non-GAAP financial measures”): pre-tax, pre-provision net income, pre-tax, pre-provision return on average assets, tangible equity, tangible common equity, tangible assets, return on average tangible equity, return on average tangible common equity, book value per share (as adjusted), tangible book value per share (as reported and as adjusted), tangible equity to tangible assets, tangible common equity to tangible assets and adjusted shares outstanding at the end of the period. CSTR non-GAAP financial measures (i) provide useful information to management and investors that is supplementary to its financial condition, results of operations and cash flows computed in accordance with GAAP, (ii) enable a more complete understanding of factors and trends affecting CSTR’s business, and (iii) allow investors to evaluate CSTR’s performance in a manner similar to management, the financial services industry, bank stock analysts and bank regulators; however, CSTR acknowledges that its non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies use. See the Appendix to this presentation for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures. Disclaimers

Certain statements in this presentation are forward-looking statements that reflect our current views with respect to, among other things, future events and our financial and operational performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “aspire,” “estimate,” “intend,” “plan,” “project,” “projection,” “forecast,” “roadmap,” “goal,” “target,” “guidance,” “would,” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. The inclusion of these forward-looking statements should not be regarded as a representation by us or any other person that such expectations, estimates and projections will be achieved. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: The acceptance by customers of Athens of the Company’s products and services; the ability of the Company to meet expectations regarding the benefits, costs, synergies, and financial and operational impact of the Athens merger; the possibility that any of the anticipated benefits, costs, synergies and financial and operational improvements of the Athens merger will not be realized or will not be realized as expected; the possibility that the Athens merger integration may be more expensive or take more time to complete than anticipated; the opportunities to enhance market share in certain markets and acceptance of the Company generally in new markets; economic conditions (including interest rate environment, government economic and monetary policies, the strength of global financial markets and inflation and deflation) that impact the financial services industry as a whole and/or our business; the concentration of our business in the Nashville metropolitan statistical area (“MSA”) and in Tennessee, and the effect of changes in the economic, political and environmental conditions on this market; increased competition in the financial services industry, locally, regionally or nationally, which may adversely affect pricing and the other terms offered to our clients; an increase in the cost of deposits, loss of deposits or a change in the deposit mix, which could increase our cost of funding; an increase in the costs of capital, which could negatively affect our ability to borrow funds, successfully raise additional capital or participate in strategic acquisition opportunities; our dependence on our management team and board of directors and changes in our management and board composition; our reputation in the community; our ability to execute our strategy and to achieve our loan ROAA and efficiency ratio goals, hire seasoned bankers, loan and deposit growth through organic growth and strategic acquisitions; credit risks related to the size of our borrowers and our ability to adequately identify, assess and limit our credit risk; our concentration of large loans to a small number of borrowers; the significant portion of our loan portfolio that originated during the past two years and therefore may less reliably predict future collectability than older loans; the adequacy of reserves (including our allowance for loan losses) and the appropriateness of our methodology for calculating such reserves; non-performing loans and leases; non-performing assets; charge-offs, non-accruals, troubled debt restructurings, impairments and other credit-related issues; adverse trends in the healthcare service industry, which is an integral component of our market’s economy; our management of risks inherent in our commercial real estate loan portfolio, and the risk of a prolonged downturn in the real estate market, which could impair the value of our collateral and our ability to sell collateral upon any foreclosure; governmental legislation and regulation, including changes in the nature and timing of the adoption and effectiveness of new requirements under the Dodd-Frank Act of 2010, as amended, Basel guidelines, capital requirements, accounting regulation or standards and other applicable laws and regulations; the impact of the Tax Cuts and Job Act of 2017, as amended, on the Company and its financial performance and results of operations; the loss of large depositor relationships, which could force us to fund our business through more expensive and less stable sources; operational and liquidity risks associated with our business, including liquidity risks inherent in correspondent banking; volatility in interest rates and our overall management of interest rate risk, including managing the sensitivity of our interest-earning assets and interest-bearing liabilities to interest rates, and the impact to our earnings from a change in interest rates; the potential for our bank’s regulatory lending limits and other factors related to our size to restrict our growth and prevent us from effectively implementing our business strategy; strategic acquisitions we may undertake to achieve our goals; the sufficiency of our capital, including sources of capital and the extent to which we may be required to raise additional capital to meet our goals; fluctuations in the fair value of our investment securities that are beyond our control; deterioration in the fiscal position of the U.S. government and downgrades in Treasury and federal agency securities; potential exposure to fraud, negligence, computer theft and cyber-crime; the adequacy of our risk management framework; our dependence on our information technology and telecommunications systems and the potential for any systems failures or interruptions; threats to and breaches of our information technology systems and data security, including cyber-attacks; our dependence upon outside third parties for the processing and handling of our records and data; our ability to adapt to technological change; the financial soundness of other financial institutions; our exposure to environmental liability risk associated with our lending activities; our engagement in derivative transactions; our involvement from time to time in legal proceedings and examinations and remedial actions by regulators; the susceptibility of our market to natural disasters and acts of God; and the effectiveness of our internal controls over financial reporting and our ability to remediate any future material weakness in our internal controls over financial reporting. The foregoing factors should not be construed as exhaustive and should be read in conjunction with those factors that are detailed from time to time in the Company’s periodic and current reports filed with the Securities and Exchange Commission, including those factors included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 under the headings “Item 1A. Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” and in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from our forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this presentation, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for us to predict their occurrence or how they will affect us. Safe Harbor Statements

Third Quarter 2019 Highlights

- Operating EPS[1] of $0.36 up $0.05 or 16.1% year-over year.
- Operating Return on Average Assets[1] of 1.31%; ROATE of 11.83%.
- Tangible Book Value per share increased 10.1% annualized from $11.87 to $12.17 on a linked quarter basis.
- Annualized Average Deposit growth of 6.3% over 2Q19.
- Noninterest Income to Average Assets of 1.34% driven predominately by Mortgage and TriNet Fees.
- Current Criticized and Classified loans continue to be at a low level.
- One year anniversary of our acquisition of Athens Federal (October 1, 2018).

(1) Operating results are non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items as outlined in the non-GAAP reconciliation calculations included in the Appendix at the end of this presentation using a blended statutory income tax rate of 26.14% excluding non-deductible one-time merger related items.

CAPSTAR FINANCIAL HOLDINGS, INC.
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Successful exit of founding shareholder and largest investor, Corsair Capital CSTR purchased $2.0MM (130K shares). Certain board members and management purchased $3.5MM (227K shares). Several institutional investors purchased remaining shares (1.2MM shares) improving diversification of shareholder base and trading volume has increased post transaction. Third Quarter 2019 Highlights, continued

Sound, Profitable, Growth Financial Metrics - 3Q19

	Operating Metrics[1]	3Q19	2Q19	3Q18
Soundness	Allowance for Loan Losses to Total Loans	0.91%	0.90%	1.42%
	Net Charge-Offs to Average Loans (Periods Annualized)	-0.01%	0.02%	-0.01%
	Non-Performing Assets/Assets	0.13%	0.12%	0.40%
	Total Risk Based Capital Ratio	13.46%	13.29%	12.62%
	Tangible Common Equity / Tangible Assets	11.23%	10.56%	10.09%
Profitability	Return on Average Assets (ROAA)	1.31%	1.40%	1.13%
	Return on Average Equity (ROAE)	9.83%	10.78%	10.29%
	Return on Average Tangible Equity (ROATE)	11.83%	13.05%	10.72%
	Efficiency Ratio[2]	64.08%	61.39%	64.56%
	Net Interest Margin[3] (tax equivalent basis)	3.66%	3.68%	3.35%
Growth	Operating Net Income	$6.60	$7.02	$4.06
	Diluted EPS	$0.36	$0.38	$0.31
	Tangible Book Value per Share	$12.17	$11.87	$11.74
	Total Loans (Avg)	$1,446	$1,469	$1,070
	Total Deposits (Avg)	$1,705	$1,678	$1,147
	Total Assets (Avg)	$2,006	$2,004	$1,422

(1) Operating results are non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items as outlined in the non-GAAP reconciliation calculations included in the Appendix at the end of this presentation using a blended statutory income tax rate of 26.14% excluding non-deductible one-time merger related items.
(2) Efficiency ratio is Noninterest expense divided by the sum of net interest income and noninterest income
(3) Calculated on a tax equivalent basis.

CAPSTAR FINANCIAL HOLDINGS, INC.
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Deposit Growth and Costs Avg Deposit balances grew 6.3% on an annualized basis from 2Q19. Avg DDA balances grew of 25.1% on an annualized basis from 2Q19. Avg NOW balances grew of 51.3% on an annualized basis from 2Q19. Excluding Day 1 deposits from Athens, organic average deposit growth was 17.9% vs. 3Q18. Deposit costs down slightly due to rate adjustments late in the quarter. *Annualized % change from 2Q19 to 3Q19       3Q19 Change Vs. 2Q19* Change Vs. 3Q18 $ in millions $ $ % $ % Balance Sheet (EOP Balances) Non-Interest Bearing $ 352 $ 26 31.2% $ 112 46.9% Interest Checking (NOW) 563 71 57.7% 255 83.1% Savings & Money Market 510 1 1.0% 133 35.2% Time Deposit's under $100K 74 (32) -119.3% 35 91.5% Time Deposit's over $100K 233 (57) -78.7% 70 42.5% Deposits $ 1,732 $ 9 2.1% $ 605 53.7%

Loan Growth Avg Loans HFI decreased 6.3% on an annualized basis from 2Q19. Payoffs and paydowns remained elevated for the quarter. Excluding Day 1 loans from Athens, organic average loan growth was 2.9% over 3Q18. Total “in market” growth was 4.5% excluding Athens vs. 3Q18 while our “out of market” loans declined $49MM from $132MM in 3Q18 to $84MM over the same period. *Annualized % change from 2Q19 to 3Q19       3Q19 Change Vs. 2Q19* Change Vs. 3Q18 $ in millions $ $ % $ % Balance Sheet (EOP Balances) Commercial and Industrial $383 $(22) -21.5% $(16) -4.0% Commercial Real Estate (Non-Owner Occupied) 407 (14) -13.3% 121 42.0% Commercial Real Estate (Owner Occupied) 169 (4) -9.0% 51 43.7% Consumer Real Estate 255 (0) -0.5% 142 125.5% Construction & Land Development 132 8 26.6% 2 1.9% Consumer 29 2 35.0% 21 251.2% Other 37 1 8.7% 17 85.9% Total Loans $1,412 $(29) -7.9% $338 31.5%

Loan Yields Overall loan yield was 5.48%, up 4 bps from the prior quarter. The yield on new loan production was 5.53% and above the portfolio average for the last 4 quarters. The average 1 month Libor rate was 2.19% and down 26 bps from the second quarter, which negatively impacted our variable rate loan book by 9 bps. Loan fees increased 12 bps from the prior quarter predominately due to the immediate recognition of amortized loan fees with early loan payoffs. Loan Yield Rollforward 2Q19 (Avg) 5.44% Increase in Loan Fees 0.12% Increase in Purchase Accounting 0.03% Loan Volume/Mix (0.02%) Repricing of Variable Rate Loans (0.09%) 3Q19 (Avg) 5.48%

Net Interest Margin(1) Our NIM was 3.66% and decreased 2 bps. The mix of our balance sheet impacted our NIM. A combination of lower loans and investments coupled with an increase in deposits resulted in higher cash balances. EOP loan to deposit ratio decreased to 90.8% with loan payoffs late in the quarter. Net Interest Margin     2Q19 (Avg) 3.68% Decrease in Loan Balances (0.07%) Decrease in Investment Balances & Yields (0.04%) Increase in Interest Bearing Cash Balances 0.05% Increase in Loan Yields 0.03% Change in Deposit Mix & Lower Rates 0.01% 3Q19 (Avg) 3.66% Calculated on a tax equivalent basis

Credit Quality The current reserve of $12.8MM plus the $4.0MM fair value mark on acquired loans equates to a 1.19% reserve/loans. Adjusting for small ticket consumer credits, the average Criticized Loan Balance remains less than $300K. The increase in Special Mention is centered in a real estate secured credit with no loss expectation. Current NPAs/Assets remain at a low level.

Noninterest Income Treasury Management and other Deposit Service Charges down due to clients paying TM fees with deposit balances. Tri-Net fees of $847K in line with previous guidance. Mortgage income predominantly due to higher volumes and spreads. Other fee businesses (Debit card Interchange, Wealth, SBA fees, BOLI, Title and Finance company) continue to demonstrate growth.   Three Months Ended (Dollars in thousands) September 30, June 30, March 31, December 31, September 30, 2019 2019 2019 2018 2018 Noninterest Income  Treasury Management and Other Deposit Service Charges $ 788 $ 813 $ 798 $ 793 $ 528 Net Gain (Loss) on Sale of Securities 0 (121) 12 1 (1) Tri-Net Fees 847 1,024 641 276 373 Mortgage Banking Income 2,679 3,087(1) 1,385 1,324 1,634 Other 2,474 2,229 1,899 3,993 684 Total Noninterest Income $ 6,788 $ 7,032 $ 4,735 $ 6,387 $ 3,218 Average Assets 2,005,950 2,004,207 1,988,478 1,940,991 1,421,873 Noninterest Income / Average Assets 1.34% 1.41% 0.97% 1.31% 0.90%    Noninterest Income was 1.34% of Average Assets. (1) Accounting change with the implementation of forward rate locks and mandatory delivery vs. selling at best efforts. ($912K)

Noninterest Expense

Operating Efficiency slightly elevated due to one-time costs and bubble IT expenses.

	Three Months Ended				
(Dollars in thousands)	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Noninterest Expense					
Salaries and Employee Benefits	$ 9,229	$ 8,563	$ 8,432	$ 9,475	$ 6,514
Data Processing & Software	1,790	1,862	1,474	1,424	803
Professional Fees	528	501	543	534	255
Occupancy	858	809	883	736	544
Equipment	1,012	1,026	852	810	520
Regulatory Fees	18	272	274	364	228
Merger Related Expenses	187	1,711	594	8,929	540
Amortization of Intangibles	408	419	430	442	3
Other Operating	1,501	1,307	1,243	1,118	663
Total Noninterest Expense	$ 15,531	$ 16,470	$ 14,725	$ 23,832	$ 10,070
Efficiency Ratio	*64.87%*	*68.51%*	*67.74%*	*98.88%*	*68.22%*
Average Assets	*$ 2,005,950*	*$ 2,004,207*	*$ 1,988,478*	*$ 1,940,991*	*$ 1,421,873*
Noninterest Expense / Average Assets	*3.07%*	*3.30%*	*3.00%*	*4.87%*	*2.81%*
FTE	*290*	*290*	*289*	*286*	*185*
Operating Noninterest Expense[1]	$ 15,344	$ 14,759	$ 14,131	$ 14,903	$ 9,530
Operating Efficiency Ratio[1]	64.08%	61.39%	65.01%	61.83%	64.56%
Operating Noninterest Expense / Average Assets[1]	3.04%	2.95%	2.88%	3.05%	2.66%

- Salaries and Employee Benefits elevated due to increased incentive accrual and one-time severance expense of $176K.
- Regulatory Fees lower due to a FDIC credit of $200K.
- $100K of double expenses for two managed IT providers; one vendor goes away in 4Q19.

(1) Operating results are non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items as outlined in the non-GAAP reconciliation calculations included in the Appendix at the end of this presentation using a blended statutory income tax rate of 26.14% excluding non-deductible one-time merger related items.

CAPSTAR FINANCIAL HOLDINGS, INC.
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All capital ratios increased from the prior quarter and are above regulatory guidelines. Shares repurchases: 3Q19: 129,786 CSTR shares in 3Q19 at an average price of $15.41 per share. YTD 2019: 504,786 CSTR shares at an average price of $15.52 per share. $9 million remaining under current share repurchase authorization announced on September 6, 2019. Paid quarterly cash dividend of $0.05 per share to common shareholders on August 26, 2019. With the exit of Corsair Capital, all shares of preferred and non-voting common stock have been converted into shares of voting common stock. *Reconciliation provided in non-GAAP tables in the Appendix at the end of this presentation. Capital Ratios 9/30/19   6/30/19   3/31/19   12/31/18   "Well Capitalized" Guidelines                     Tangible Common Equity / Tangible Assets* 11.23%   10.56%   10.31%   10.39%   NA Leverage 11.24%   11.01%   10.97%   11.06%   ≥ 5.00% Tier 1 Risk Based Capital 12.71%   12.53%   11.90%   12.13%   ≥ 8.00% Total Risk Based Capital 13.46%   13.29%   12.64%   12.84%   ≥ 10.00% Draft Capital

CapStar’s strategy remains one of sound, profitable growth: Continuing to build out a client-centric model committed to serving local consumers, small and medium sized businesses and their owners and employees in our target markets. Expanding market share in Middle and East Tennessee. Building a consistent and stable earnings franchise. Improving our ability to grow stable, low cost deposits. Maintaining a sound credit profile. Exploring strategic and opportunistic M&A. Points of Emphasis

Appendix: Non-GAAP Reconciliations

  (Dollars in thousands, except per share information) September 30, 2019 June 30, 2019 March 31, 2019 December 31, 2018 September 30, 2018 TANGIBLE EQUITY Total Shareholders’ Equity $ 268,082 $ 262,664 $ 259,751 $ 254,379 $ 157,510 Less: Intangible Assets 44,790 45,199 45,618 46,048 6,219 Tangible Equity 223,292 217,465 214,133 208,331 151,291 TANGIBLE COMMON EQUITY Tangible Equity $ 223,292 $ 217,465 $ 214,133 $ 208,331 $ 151,291 Less: Preferred Equity - 9,000 9,000 9,000 9,000 Tangible Common Equity 223,292 208,465 205,133 199,331 142,291 TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS Tangible Common Equity $ 223,292 $ 208,465 $ 205,133 $ 199,331 $ 142,291 Total Assets 2,033,911 2,018,421 2,035,811 1,963,883 1,416,907 Less: Intangible Assets 44,790 45,199 45,618 46,048 6,219 Tangible Assets 1,989,121 1,973,223 1,990,193 1,917,835 1,410,689 Tangible Common Equity to Tangible Assets 11.23% 10.56% 10.31% 10.39% 10.09% Non-GAAP Financial Measures

  Three Months Ended (Dollars in thousands, except per share information) September 30, 2019 June 30, 2019 March 31, 2019 December 31, 2018 September 30, 2018 RETURN ON AVERAGE TANGIBLE EQUITY (ROATE) Total Average Shareholders’ Equity $ 266,441 $ 261,197 $ 257,105 $ 245,811 $ 156,264 Less: Average Intangible Assets 45,050 45,456 45,890 45,687 6,220 Average Tangible Equity 221,391 215,741 211,215 200,124 150,044 Net Income 6,466 5,756 4,780 (708) 3,656 Return on Average Tangible Equity (ROATE) 11.59% 10.70% 9.18% -1.40% 9.67% RETURN ON AVERAGE TANGIBLE COMMON EQUITY (ROATCE) Average Tangible Equity $ 221,391 $ 215,741 $ 211,215 $ 200,124 $ 150,044 Less: Preferred Equity 7,043 9,000 9,000 9,000 9,000 Average Tangible Common Equity 214,347 206,741 202,215 191,124 141,044 Net Income 6,466 5,756 4,780 (708) 3,656 Return on Average Tangible Common Equity (ROATCE) 11.97% 11.17% 9.59% -1.47% 10.28% Non-GAAP Financial Measures

  (Dollars in thousands, except per share information) September 30, 2019 June 30, 2019 March 31, 2019 December 31, 2018 September 30, 2018 TANGIBLE BOOK VALUE PER SHARE, REPORTED Tangible Common Equity $ 223,292 $ 208,465 $ 205,133 $ 199,331 $ 142,291 Shares of Common Stock Outstanding 18,343,403 17,561,476 17,765,124 17,724,721 12,125,122 Tangible Book Value Per Share, Reported $ 12.17 $11.87 $11.55 $11.25 $11.74 SHARES OUTSTANDING AT END OF PERIOD Shares of Common Stock Outstanding 18,343,403 17,561,476 17,765,124 17,724,721 12,125,122 Shares of Preferred Stock Outstanding - 878,048 878,048 878,048 878,048 Total Shares Outstanding at End of Period 18,343,403 18,439,524 18,643,172 18,602,769 13,003,170 TANGIBLE BOOK VALUE PER SHARE, ADJUSTED Tangible Equity $ 223,292 $ 217,465 $ 214,133 $ 208,331 $ 151,291 Total Shares Outstanding at End of Period 18,343,403 18,439,524 18,643,172 18,602,769 13,003,170 Tangible Book Value Per Share, Adjusted $ 12.17 $11.79 $11.49 $11.20 $11.63 Non-GAAP Financial Measures

  Three Months Ended (Dollars in thousands, except per share information) September 30, 2019 June 30, 2019 March 31, 2019 December 31, 2018 September 30, 2018 OPERATING NET INCOME Net Income (Loss) $ 6,466 $ 5,756 $ 4,780 $ (708) $ 3,656 Add: Merger Related Expense 187 1,711 594 8,929 540 Less: Income Tax Impact (49) (447) (155) (1,985) (141) Operating Net Income 6,604 7,020 5,219 6,236 4,055 OPERATING DILUTED NET INCOME PER SHARE Operating Net Income $ 6,604 $ 7,020 $ 5,219 $ 6,236 $ 4,055 Average Diluted Shares Outstanding 18,532,479 18,650,706 18,830,933 18,716,562 13,113,775 Operating Diluted Net Income per Share $ 0.36 $0.38 $0.28 $0.33 $0.31 OPERATING RETURN ON AVERAGE ASSETS (ROAA) Operating Net Income $ 6,604 $ 7,020 $ 5,219 $ 6,236 $ 4,055 Total Average Assets 2,005,950 2,004,207 1,988,478 1,940,991 1,421,873 Operating Return on Average Assets (ROAA) 1.31% 1.40% 1.06% 1.27% 1.13% OPERATING RETURN ON AVERAGE TANGIBLE EQUITY (ROATE) Average Tangible Equity $ 221,391 $ 215,741 $ 211,215 $ 200,124 $ 150,044 Operating Net Income 6,604 7,020 5,219 6,236 4,055 Operating Return on Average Tangible Equity (ROATE) 11.83% 13.05% 10.02% 12.36% 10.72% Non-GAAP Financial Measures Operating results are non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items as outlined in the non-GAAP reconciliation calculations above using a blended statutory income tax rate of 26.14% excluding non-deductible one-time merger related items.

  Three Months Ended (Dollars in thousands, except per share information) September 30, 2019 June 30, 2019 March 31, 2019 December 31, 2018 September 30, 2018 OPERATING NONINTEREST EXPENSE Noninterest Expense $ 15,531 $ 16,470 $ 14,725 $ 23,832 $ 10,070 Less: Merger Related Expense (187) (1,711) (594) (8,929) (540) Operating Noninterest Expense 15,344 14,759 14,131 14,903 9,530 OPERATING NONINTEREST EXPENSE / AVERAGE ASSETS Operating Noninterest Expense $ 15,344 $ 14,759 $ 14,131 $ 14,903 $ 9,530 Total Average Assets 2,005,950 2,004,207 1,988,478 1,940,991 1,421,873 Operating Noninterest Income / Average Assets 3.04% 2.95% 2.88% 3.05% 2.66% OPERATING EFFICIENCY RATIO Operating Noninterest Expense $ 15,344 $ 14,759 $ 14,131 $ 14,903 $ 9,530 Net Interest Income 17,156 17,008 17,002 17,716 11,543 Noninterest Income 6,788 7,032 4,735 6,387 3,218 Total Revenues 23,944 24,040 21,737 24,103 14,761 Operating Efficiency Ratio 64.08% 61.39% 65.01% 61.83% 64.56% Non-GAAP Financial Measures Operating results are non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items as outlined in the non-GAAP reconciliation calculations above using a blended statutory income tax rate of 26.14% excluding non-deductible one-time merger related items.

CapStar Financial Holdings, Inc. 1201 Demonbreun Street, Suite 700 Nashville, TN 37203 Mail: P.O. Box 305065 Nashville, TN 37230-5065 (615) 732-6400 Telephone www.capstarbank.com (615) 732-6455 Email: ir@capstarbank.com Contact Information Investor Relations Executive Leadership Tim Schools President and Chief Executive Officer, CapStar Financial Holdings, Inc, and CapStar Bank (615) 732-7449 Email: tkschools@capstarbank.com Rob Anderson Chief Financial and Administrative Officer CapStar Financial Holdings, Inc. (615) 732-6470 Email: randerson@capstarbank.com Corporate Headquarters